EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

The Board of Directors First
Security Bancorp, Inc.

We consent to the incorporation by reference in the Form S-8 registration statement No. 333-98625 of First Security Bancorp, Inc. of our report dated February 6, 2004 which report appears in the December 31, 2003, annual report on Form 10-KSB of First Security Bancorp, Inc.


/s/ Crowe Chizek and Company LLC
--------------------------------
Crowe Chizek and Company LLC


Lexington, Kentucky
March 24, 2004








































                                  Page 92 of 96